UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AUTOLIV, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0378542
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

World Trade Center Klarabergsviadukten 70, Stockholm, Sweden	SE-107 24
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Corporate Units	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-158139
(If applicable)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Corporate Units of Autoliv, Inc. to be registered hereunder is incorporated herein by reference to the description included under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” in the Prospectus Supplement, dated as of March 24, 2009, included as part of Autoliv’s Registration Statement on Form S-3 (Registration No. 333-158139), as originally filed with the Securities and Exchange Commission on March 23, 2009 under the Securities Act of 1933, as amended.

Item 2. Exhibits.

(3.1)	Autoliv’s Restated Certificate of Incorporation incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 14, 1997.

(3.2)	Autoliv’s Restated By-Laws incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on May 14, 1997.

(4.1)	Senior Indenture, dated March 30, 2009, between Autoliv, Inc. and U.S. Bank National Association, as Trustee.*

(4.2)	First Supplemental Indenture, dated March 30, 2009, between Autoliv, Inc. and U.S. Bank National Association, as Trustee. *

(4.3)	Purchase Contract and Pledge Agreement, dated March 30, 2009, among Autoliv, Inc., U.S. Bank National Association, as Stock Purchase Contract Agent, and U.S. Bank National Association, as Collateral Agent, Custodial Agent and Securities Intermediary. *

(4.4)	Form of 8% Senior Note due 2014, of Autoliv, Inc. (included in Exhibit 4.2 above).

(4.5)	Form of Corporate Unit (included in Exhibit 4.3 above).

(4.6)	Form of Treasury Unit (included in Exhibit 4.3 above).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AUTOLIV, INC.

By:	/s/ Lars A. Sjobring
Lars A. Sjöbring
Vice President – Legal Affairs
General Counsel and Secretary

Dated: March 30, 2009

AUTOLIV, INC.

FORM 8-A

EXHIBIT INDEX

Exhibit Number	Description
(3.1)	Autoliv’s Restated Certificate of Incorporation incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 14, 1997.

(3.2)	Autoliv’s Restated By-Laws incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on May 14, 1997.

(4.1)	Senior Indenture, dated March 30, 2009, between Autoliv, Inc. and U.S. Bank National Association, as Trustee.*

(4.2)	First Supplemental Indenture, dated March 30, 2009, between Autoliv, Inc. and U.S. Bank National Association, as Trustee. *

(4.3)	Purchase Contract and Pledge Agreement, dated March 30, 2009, among Autoliv, Inc., U.S. Bank National Association, as Stock Purchase Contract Agent, and U.S. Bank National Association, as Collateral Agent, Custodial Agent and Securities Intermediary. *

(4.4)	Form of 8% Senior Note due 2014, of Autoliv, Inc. (included in Exhibit 4.2 above).

(4.5)	Form of Corporate Unit (included in Exhibit 4.3 above).

(4.6)	Form of Treasury Unit (included in Exhibit 4.3 above).

*	Filed herewith.